UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2018

CHRISTOPHER & BANKS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31390	06-1195422
(Commission File Number)	(IRS Employer Identification No.)

2400 Xenium Lane North
Plymouth, Minnesota 55441
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (763) 551-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (d), (e) On February 1, 2018, Christopher & Banks Corporation (“CBK” or the “Company”) announced that its Board of Directors (the “Board”) had elected Keri L. Jones, 53, as CBK’s Chief Executive Officer (“CEO”) and as a member of its Board, effective as of Ms. Jones’ first date of employment with the Company (the “Start Date”).  The Start Date is currently anticipated to be March 12, 2018.  In connection with the election of Ms. Jones as CEO of the Company, Joel Waller, the current interim President and Chief Executive Officer, will cease serving in such roles effective as of the Start Date. Mr. Waller will continue as a Board member while serving as a consultant to the Company.

Ms. Jones has over 30 years of retail experience with an extensive background in merchandising, operations, planning and allocation. Ms. Jones is currently the Executive Vice President, Chief Merchant at Dick’s Sporting Goods, a role she has held since May 2017. Previously, Ms. Jones was at Target Corporation for approximately 27 years in a variety of leadership roles, including as Executive Vice President, Global Supply Chain, from 2015 to 2016; Executive Vice President, Merchandise Planning and Operations, from 2014 to 2015; Senior Vice President, Merchandise Planning, from 2011 to 2014; Senior Vice President, Health and Beauty, from 2008 to 2011; and Vice President, General Merchandise Manager, Toys and Sporting Goods, from 2001 to 2008. Ms. Jones obtained a Bachelor of Science Degree from the University of Wisconsin at Stout.

There are no arrangements or understandings between Ms. Jones and any other person pursuant to which Ms. Jones was elected as CEO or a director of the Company.  Ms. Jones does not have a direct or indirect material interest in any currently proposed transaction to which the Company is a party, nor has Ms. Jones had a direct or indirect material interest in any such transaction since the beginning of the Company’s fiscal year.  Ms. Jones will not be serving on any committee of the Board upon commencement of service as a director.

Ms. Jones has no family relationship with any other officer or director of the Company.  Other than as described below, neither Ms. Jones nor any immediate family member of Ms. Jones has a material interest in any transaction with the Company involving the payment or receipt of at least $120,000.

In connection with Ms. Jones’ election, the Company entered into an employment agreement with her as of February 1, 2018 (the “Agreement”).  The principal terms of the Agreement are described below.

Term.  The Agreement has a three-year term, commencing on the Start Date, with automatic one-year extensions thereafter, unless either party exercises a right to terminate the Agreement.

Annual Compensation. Subject to and effective upon commencement of employment with the Company, the material elements of Ms. Jones’ annual compensation are as follows:

Base Salary.  Ms. Jones will receive an initial annual base salary of $700,000 through February 2, 2019.  Thereafter, her salary will be reviewed annually and any adjustments approved by the Board.

Annual Bonus Opportunity.  Ms. Jones will be eligible for an annual bonus under the Company’s Annual Incentive Program, beginning with the fiscal year ending February 2, 2019 (“Fiscal 2018”).  The target annual potential bonus opportunity will be equal to 100% of her then-current base salary.

Long-Term Equity Incentive Program (“LTIP”) Opportunity.  Ms. Jones will be eligible to participate in the Company’s LTIP beginning in Fiscal 2018. For Fiscal 2018, Ms. Jones’ LTIP equity award value will equal or exceed $565,000 (with the value based on the closing price of the Company’s stock on the New York Stock Exchange (“NYSE”) on the date of grant).

Benefits and Perquisites.  Ms. Jones will also be eligible to participate in all existing benefit plans generally available to the Company’s senior executives. Ms. Jones has agreed to relocate her primary residence to the Minneapolis, Minnesota area within six months of her Start Date (the “Relocation”). In connection with the Relocation, Ms. Jones is eligible for the Company’s relocation program up to $150,000 of Relocation costs in the aggregate, plus any eligible tax gross up adjustments in connection with her Relocation costs. There is a repayment obligation by Ms. Jones if she voluntarily resigns her employment with the Company without “Good Reason” (as defined in the Agreement) or is terminated for “Cause” (as defined in the Agreement) during the first 24 months of employment; that repayment obligation is 100% of the gross amount for a termination in the first year and 50% of the gross amount for a termination in the second year.

Inducement Awards and Bonuses.   To induce Ms. Jones to join the Company, as well as in lieu of potentially foregone compensation, the Company will grant to Ms. Jones certain inducement and bonus awards as summarized below, subject to and effective upon commencement of her employment with the Company:

(1)  a cash signing bonus of $300,000, payable on the Start Date and subject to repayment in full if Ms. Jones resigns without Good Reason or is terminated for Cause during the first year of her employment;

(2)  an employment inducement award, consisting of a non-qualified stock option to purchase 500,000 shares of the Company’s Common Stock.  This award will be granted on the Start Date, with an exercise price to be based on the Start Date closing price of one share of the Company’s Common Stock on the NYSE.  The option will have a ten year term and vest 1/36th each month; and

(3) an employment inducement award, consisting of a grant of 250,000 shares of time-based restricted stock of the Company’s Common Stock, granted as of the close of business on the Start Date. This award will vest 1/36th each month.

Employment Termination Absent a Change in Control.   In the event that Ms. Jones' employment with the Company is terminated without Cause or she voluntarily resigns for Good Reason, in each case, in the absence of a Change in Control of the Company, Ms. Jones will be entitled to receive a severance payment equal to:  (i) one times her annual base salary, (ii) payment of any annual incentive bonus otherwise payable (but for the cessation of Ms. Jones’ employment) with respect to a performance period that ended prior to the last day of Ms. Jones’ employment, and (iii) payment of a pro-rata annual incentive bonus for the performance period in which the termination occurs, determined and paid in the same manner and at the same time as Ms. Jones’ annual incentive bonus would otherwise have been determined and paid for the applicable performance period, but for the cessation of Ms. Jones’ employment. Ms. Jones will also be entitled to receive payments equivalent to her cost of COBRA insurance premiums for a period not to exceed 18 months after her employment termination, if she is eligible for and timely elects COBRA.

Employment Termination in Connection with a Change in Control.   In the event of Ms. Jones' termination by the Company without Cause or her voluntary resignation for Good Reason six months prior to or within 12 months after a Change in Control of the Company, Ms. Jones shall be entitled to receive cash severance in an amount equal to two times the sum of her annual base salary and one-times her then on-target bonus and, if applicable, payment of any annual incentive bonus otherwise payable (but for the cessation of Ms. Jones’ employment) with respect to a performance period ended prior to her termination of employment.  She will also be entitled to receive payments equivalent to her cost of COBRA insurance premiums for a period not to exceed 18 months after her employment termination, if she is eligible for and timely elects COBRA.

Severance Commitment and Offset of Severance. The Company has agreed to continue this severance commitment to Ms. Jones after the termination of the Agreement, for so long as she remains employed by the Company. The severance payment is conditioned upon Ms. Jones entering into, and not rescinding, a release of claims and compliance with certain restrictive covenants for the benefit of the Company. In the event of a termination of Ms. Jones' employment, not in connection with a Change in Control, the cash severance obligations due under the Agreement shall be reduced by any cash compensation received by Ms. Jones from other employment during the period of time severance is being paid.

Restrictive Covenants.   In consideration for the payments and benefits provided under the Agreement, Ms. Jones has agreed to certain restrictive covenants to protect the Company, including restrictions on post-termination disclosure of confidential information, competitive activity and solicitation of the Company’s employees.  Ms. Jones also agrees and acknowledges that she will be subject to the Company’s performance award recoupment policy as it relates to her performance-based awards.

The foregoing description of the principal terms of the Agreement is qualified in its entirety by reference to the Agreement, including its exhibits, a copy of which is filed with this report as Exhibit 10.1 and incorporated by reference herein.

Item 7.01  Regulation FD Disclosures.

On February 1, 2018, the Company issued a press release announcing the election of Ms. Jones as Chief Executive Officer of the Company, and as a director of the Company, effective upon her Start Date.

The information in Item 7.01 of this Current Report on Form 8-K, including the press release attached as Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section.  The information in Item 7.01 of this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01		Financial Statements and Exhibits.

(d)	Exhibits:

	10.1	Employment Agreement between Christopher & Banks Corporation and Keri L. Jones, entered into as of February 1, 2018.
	99.1	Christopher & Banks Corporation Press Release, dated February 1, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

Date: February 6, 2018	By:	/s/ Luke R. Komarek
Luke R. Komarek
Senior Vice President, General Counsel

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CHRISTOPHER & BANKS CORPORATION
EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
February 1, 2018	001-31390

CHRISTOPHER & BANKS CORPORATION

Exhibit Number	Description

10.1	Employment Agreement between Christopher & Banks Corporation and Keri L. Jones, entered into as of February 1, 2018.
99.1	Christopher & Banks Corporation Press Release, dated February 1, 2018.